                                                                   EXHIBIT 2.2













                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF


                                GT LIGHTING, LLC

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1.      Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II     FORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.1.      Formation and Duration . . . . . . . . . . . . . . . . . . . .  9
     2.2.      Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.3.      Principal Office, Registered Office and Registered Agent . . . 10
     2.4.      Purpose of Company . . . . . . . . . . . . . . . . . . . . . . 10
     2.5.      Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.6.      Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.7.      Qualification in Other Jurisdictions . . . . . . . . . . . . . 10
     2.8.      No State-Law Partnership . . . . . . . . . . . . . . . . . . . 10
     2.9.      Effective Date and Termination.  . . . . . . . . . . . . . . . 10

ARTICLE III    MEMBERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.1.      Initial Members. . . . . . . . . . . . . . . . . . . . . . . . 11
     3.2.      Admission of Additional Members  . . . . . . . . . . . . . . . 11
     3.3.      Agreements with Members or Affiliates  . . . . . . . . . . . . 11
     3.4.      Authority to Execute Documents to be Filed Under the Act . . . 11
     3.5.      Powers of the Members  . . . . . . . . . . . . . . . . . . . . 11
     3.6.      Liability of Members . . . . . . . . . . . . . . . . . . . . . 11
     3.7.      Acts of Members  . . . . . . . . . . . . . . . . . . . . . . . 11
     3.8.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . 12
     3.9.      Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . 12
     3.10.     Location and Conduct of the Meetings; Adjournment  . . . . . . 12
     3.11.     Waiver of Notice of Meeting  . . . . . . . . . . . . . . . . . 13
     3.12.     Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.13.     Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.14.     Action Without a Meeting . . . . . . . . . . . . . . . . . . . 13

ARTICLE IV     CAPITALIZATION OF THE COMPANY. . . . . . . . . . . . . . . . . 13
     4.1.      Initial Capital Contributions. . . . . . . . . . . . . . . . . 13
     4.2.      Additional Capital Contributions . . . . . . . . . . . . . . . 14
     4.3.      Capital Withdrawal Rights, Interest and Priority . . . . . . . 14
     4.4.      Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . 14
     4.5.      Section 754 Election . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE V PROFIT AND LOSS ALLOCATIONS . . . . . . . . . . . . . . . . . . . . 15
     5.1.      Profits and Losses . . . . . . . . . . . . . . . . . . . . . . 15
     5.2.      General Provisions . . . . . . . . . . . . . . . . . . . . . . 15
     5.3.      Special Provisions . . . . . . . . . . . . . . . . . . . . . . 16
     5.4.      Code section704(c) Allocations . . . . . . . . . . . . . . . . 17
     5.5.      Allocations Relating to Taxable Issuance of Interests  . . . . 17

ARTICLE VI     DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 18
     6.1.      Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 18
     6.2.      Mandatory Distributions  . . . . . . . . . . . . . . . . . . . 18

ARTICLE VII    MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.1.      Management Board . . . . . . . . . . . . . . . . . . . . . . . 19
     7.2.      Initial Management Board . . . . . . . . . . . . . . . . . . . 19
     7.3.      Authority of the Management Board  . . . . . . . . . . . . . . 19
     7.4.      Action by the Management Board . . . . . . . . . . . . . . . . 20
     7.5.      Approval Required for Certain Matters  . . . . . . . . . . . . 20
     7.6.      Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . 21
     7.7.      Salary and Expenses  . . . . . . . . . . . . . . . . . . . . . 21
     7.8.      Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . 21
     7.9.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . 21
     7.10.     Action Without a Meeting . . . . . . . . . . . . . . . . . . . 22
     7.11.     Telephone Meeting  . . . . . . . . . . . . . . . . . . . . . . 22
     7.12.     Records of Action  . . . . . . . . . . . . . . . . . . . . . . 22
     7.13.     Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . 22
     7.14.     Reliance on Books  . . . . . . . . . . . . . . . . . . . . . . 22
     7.15.     Standard of Care; Liability  . . . . . . . . . . . . . . . . . 22
     7.16.     Chairman of the Board  . . . . . . . . . . . . . . . . . . . . 22

ARTICLE VIII   OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.1.      Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.2.      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.3.      Resignations . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.4.      Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.5.      Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE IX     INDEMNIFICATION AND INSURANCE. . . . . . . . . . . . . . . . . 25
     9.1.      Indemnification and Advancement of Expenses. . . . . . . . . . 25
     9.2.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     9.3.      Limit on Liability of Members  . . . . . . . . . . . . . . . . 27

ARTICLE X TRANSFERS, WITHDRAWALS AND DEADLOCK . . . . . . . . . . . . . . . . 27
     10.1.     General Restriction on Transfers and Withdrawals . . . . . . . 27
     10.2.     Assignees and Substitute Members . . . . . . . . . . . . . . . 27
     10.3.     Effect of Admission as a Substitute Member . . . . . . . . . . 28
     10.4.     Put Right  . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     10.5.     Change of Control  . . . . . . . . . . . . . . . . . . . . . . 29

     10.6.     Deadlock . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.7.     Offer Right  . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.8.     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.9.     Appraised Value  . . . . . . . . . . . . . . . . . . . . . . . 30
     10.10.    Assignability and Financing. . . . . . . . . . . . . . . . . . 31
     10.11.    Limited Applicability. . . . . . . . . . . . . . . . . . . . . 32

ARTICLE XI     DISSOLUTION AND TERMINATION. . . . . . . . . . . . . . . . . . 32
     11.1.     Term; Events Causing Dissolution . . . . . . . . . . . . . . . 32
     11.2.     Distributions Upon Dissolution . . . . . . . . . . . . . . . . 33
     11.3.     Certificate of Cancellation  . . . . . . . . . . . . . . . . . 34

ARTICLE XII    ACCOUNTING AND BANK ACCOUNTS . . . . . . . . . . . . . . . . . 34
     12.1.     Books and Records  . . . . . . . . . . . . . . . . . . . . . . 34
     12.2.     Financial Reports  . . . . . . . . . . . . . . . . . . . . . . 35
     12.3.     Tax Returns and Elections  . . . . . . . . . . . . . . . . . . 35
     12.4.     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . 35
     12.5.     Right of Inspection  . . . . . . . . . . . . . . . . . . . . . 35
     12.6.     Financial Accounting . . . . . . . . . . . . . . . . . . . . . 36
     12.7.     LIFO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE XIII   COVENANTS NOT TO COMPETE . . . . . . . . . . . . . . . . . . . 36

ARTICLE XIV    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 37
     14.1.     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     14.2.     Validity.  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     14.3.     Due Organization . . . . . . . . . . . . . . . . . . . . . . . 37
     14.4.     Securities Law Matters . . . . . . . . . . . . . . . . . . . . 38

ARTICLE XV     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 38
     15.1.     Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . 38
     15.2.     Amendments and Waiver  . . . . . . . . . . . . . . . . . . . . 39
     15.3.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     15.4.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.5.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.6.     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.7.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . 40
     15.8.     Entire Transaction . . . . . . . . . . . . . . . . . . . . . . 41
     15.9.     Other Rules of Construction. . . . . . . . . . . . . . . . . . 41
     15.10.    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . 41
     15.11.    Nature of Interest in the Company. . . . . . . . . . . . . . . 41
     15.12.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 41
     15.13.    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . 41
     15.14.    Negotiation between Senior Executives. . . . . . . . . . . . . 42
     15.15.    Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . 42
     15.16.    Effect of Inconsistencies with the Act . . . . . . . . . . . . 42
     15.17.    Rights and Remedies Cumulative . . . . . . . . . . . . . . . . 42
     15.18.    Authorship . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     15.19.    Thomas and Affiliates. . . . . . . . . . . . . . . . . . . . . 43

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                GT LIGHTING, LLC

          This Limited Liability Company Agreement is made and entered into this 28th day of April, 1998, by and among GT LIGHTING, LLC, a Delaware limited liability company (the "COMPANY"), THOMAS INDUSTRIES INC., a Delaware corporation ("THOMAS") and THE GENLYTE GROUP INCORPORATED, a Delaware corporation ("GENLYTE"). Thomas and Genlyte being all of the initial members of the Company and hereinafter referred to individually as a "MEMBER" or collectively as the "MEMBERS."

          WHEREAS, the Company was formed on April 24, 1998, pursuant to a Certificate of Formation dated April 24, 1998, as a limited liability company under the Delaware Limited Liability Company Act, as amended (the "ACT"), but has not yet conducted any business;

          WHEREAS, the Company was organized to engage in the business, operations and activities related to the manufacture, sale, marketing and distribution of consumer, commercial, industrial and outdoor lighting (collectively, the "BUSINESS");

          WHEREAS, the Company is being capitalized with certain assets of Thomas and Genlyte and certain of their respective Affiliates pursuant to the Capitalization Agreements; and

          WHEREAS, Thomas and Genlyte, as the Members, wish to adopt this Agreement (as defined below) as the limited liability company agreement of the Company;

          NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as set forth below:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. DEFINED TERMS. For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this Section have the meanings set forth below:

          (A) "ACT" has the meaning assigned to such term in the preamble.

          (B) "ADDITIONAL CAPITAL CONTRIBUTION" means any Capital Contribution by Members other than the initial Capital Contributions as set forth in Section 4.1.

          (C) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means (for United States federal income tax purposes) with respect to any Member the deficit balance, if any, in such Member's Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments:

               (i) Credit to such Capital Account the sum of (i) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (ii) any amount equal to such Member's share of Company Minimum Gain as determined under Regulation section1.704-2(g)(1) and such Member's share of Member Nonrecourse Debt Minimum Gain as determined under Regulation section1.704-2(i)(5), plus (iii) any amounts which such Member is deemed to be obligated to restore pursuant to Regulation section1.704-1(b)(2)(ii)(c);

               (ii)      Debit to such Capital Account the items
          described in Regulation section1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

               (iii) Credit or Debit to such Capital Account any other items required or permitted to be credited or debited under section704 of the Code and the Regulations thereunder.

          (D) "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person.

          (E) "AGREEMENT" means this Limited Liability Company Agreement, as amended from time to time, including all schedules and exhibits hereto and documents referred to herein or therein.

          (F) "APPRAISED VALUE" has the meaning assigned to such term in Section 10.9(a).

          (G) "APPRAISER'S REPORT" has the meaning assigned to such term in Section 10.9(b).

          (H)       "ASSET VALUE" with respect to Company assets means:

               (i) with respect to any asset contributed to the Company by a Member, the gross fair market value of such asset on the date contributed;

               (ii) with respect to any asset distributed by the Company to a Member, the gross fair market value of such asset on the date distributed by the Company to any Member;

               (iii)     upon the occurrence of the following events:
          (A) the admission of a Member to, or the increase of the Interest of an existing Member in, the Company in exchange for a Capital Contribution; (B) full or partial redemption of a Member's Interest; or (C) the liquidation of the Company under Regulation section1.704-1(b)(2)(ii)(g); the Asset Value shall be adjusted to equal the gross fair market value of such assets, as determined by mutual consent of the Members on the date such event occurs; provided, however, that the Company shall redetermine Asset Value upon the occurrence of any event described in this Section 1.1(h)(iii); or

               (iv)      the Basis of the asset in all other
          circumstances.

          For purposes of this Section 1.1(h), the gross fair market value of any asset shall be determined by the unanimous consent of the Members. If the Members cannot agree on the Asset Value for purposes of this Section 1.1(h), the Members shall enter into an appraisal process substantially similar to the process set forth in Section 10.9.

          (I) "BASIS" with respect to an asset means the adjusted basis from time to time of such asset for United States federal income tax purposes.

          (J) "BENEFICIAL OWNERSHIP" has the meaning assigned to such term in Section 1.1(q).

          (K) "BUSINESS" has the meaning assigned to such term in the preamble.

          (L) "BUSINESS DAY" means any day on which commercial banks in the City of New York, New York, are open for business.

          (M) "CAPITAL ACCOUNTS" means the Capital Accounts of the Members established in accordance with Section 4.4 hereof.

          (N) "CAPITAL CONTRIBUTION" means the aggregate amount of cash and the Asset Value of any property other than cash contributed to the Company by a Member in accordance with Article IV hereof.

          (O)       "CAPITALIZATION AGREEMENTS" means the Genlyte
     Capitalization Agreement and the Thomas Capitalization Agreement.

          (P) "CERTIFICATE" means the Certificate of Formation of the Company filed with the Secretary of State of Delaware, as amended or restated from time to time.

          (Q) "CHANGE OF CONTROL" shall mean with respect to a party the occurrence of any of the following events: (i) an acquisition (whether directly from such party or otherwise) of any voting securities of such party (the "VOTING SECURITIES") by any "PERSON" (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has or would have "BENEFICIAL OWNERSHIP" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of such party's then outstanding Voting Securities; (ii) the individuals who, as of the date hereof, are members of the Board of Directors of such party (the "INCUMBENT BOARD"), cease for any reason to constitute at least seventy-five percent (75%) of the Board of Directors; provided, however, a "Change of Control" shall not be deemed to occur if any of such individuals voluntarily fail to stand for re-election or resign or if the aggregate number of Directors is reduced so long as, after giving effect to such failure to stand for re-election, resignation or reduction, at least seventy-five percent (75%) of the remaining

     Directors are members of the Incumbent Board; provided further, however, that if the election, or nomination for election, by such party's stockholders of any new director was approved by a vote of at least seventy-five percent (75%) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that an individual shall not be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "ELECTION CONTEST" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;
     (iii) the consummation of, or agreement to consummate: (A) a merger, consolidation, share exchange or reorganization of such party in which the stockholders of such party, as a group, cease to hold a majority equity interest in the surviving entity; (B) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, such party; or (C) the sale or other disposition of all or substantially all of the assets of such party to any Person (other than a transfer to a subsidiary); or (iv) any other change in "control" of such party. For purposes of the immediately preceding clause, the term "control" shall have the meaning ascribed thereto pursuant to Rule 405 of the rules and regulations of the SEC promulgated pursuant to the Securities Act of 1933, as amended.

          (R) "CHANGE OF CONTROL DATE" means the date the Change of Control occurred.

          (S) "CLOSING" has the meaning assigned to it in the Master Transaction Agreement.

          (T) "CLOSING DATE" has the meaning assigned to it in the Master Transaction Agreement.

          (U) "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute to such Code.

          (V) "COMPANY" means GT Lighting, LLC, the limited liability company formed by the filing of the Certificate, as constituted from time to time.

          (W) "CONTRACT" has the meaning assigned to such term in the Genlyte Capitalization Agreement or the Thomas Capitalization Agreement, as the case may be.

          (X) "CONTRIBUTED ASSETS" has the meaning assigned to such term in Section 4.1.

          (Y)       "DEADLOCK" has the meaning assigned to such term in
     Section 10.6.

          (Z) "DEADLOCK DATE" has the meaning assigned to such term in Section 10.6.

          (AA)      "DEFICIENCY" has the meaning assigned to such term in
     Section 4.2.

          (BB) "DEPRECIATION" for any Fiscal Year or other period means the cost recovery deduction with respect to an asset for such year or other period as determined for United States federal income tax purposes, provided that if the Asset Value of such asset differs from its Basis at the beginning of such year or other period, Depreciation shall be determined as provided in Regulation section1.704-1(b)(2)(iv)(g)(3).

          (CC)      "DISPUTE" has the meaning assigned to such term in
     Section 15.14.

          (DD) "EBITDA" means earnings before interest, taxes, depreciation and amortization of the Company, calculated in accordance with United States generally accepted accounting principles.

          (EE) "EFFECTIVE DATE" has the meaning assigned to such term in Section 2.9.

          (FF) "ESTIMATED QUARTERLY LIABILITY" has the meaning assigned to such term in Section 6.2(a).

          (GG) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (HH) "FAIR MARKET VALUE" has the meaning assigned to such term in Section 10.9(a).

          (II) "FISCAL YEAR" means the period from January 1 through December 31 each year.

          (JJ) "GENLYTE" means The Genlyte Group Incorporated, a Delaware corporation.

          (KK)      "GENLYTE CAPITALIZATION AGREEMENT" means the
     Capitalization Agreement dated April 28, 1998 by and between the Company and Genlyte.

          (LL) "GENLYTE CONTRIBUTED ASSETS" means the assets contributed by Genlyte to the Company pursuant to the Genlyte Capitalization Agreement.

          (MM) "INCUMBENT BOARD" has the meaning assigned to such term in Section 1.1(q)

          (NN) "INITIAL APPRAISER" has the meaning assigned to such term in Section 10.9(b).

          (OO)      "INITIAL MEMBERS" means Thomas and Genlyte.

          (PP) "INTEREST" means, with respect to any Member at any time, the entire interest of such Member in the Company at such time. Such Interest includes, without limitation, (i) a right of a Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and
     (ii) all management rights, voting rights or rights to consent of a Member.

          (QQ) "ISSUANCE ITEMS" has the meaning assigned to such term in Section 5.5.

          (RR)      "LIFO" has the meaning assigned to such term in Section
     12.7.

          (SS) "LIQUIDATION PROCEEDS" means all property at the time of liquidation of the Company and all proceeds thereof.

          (TT) "LITIGATION" means the case entitled Richard D. Lippe, et al., as Trustees of the Keene Creditors Trust v. Bairnco
     Corporation, et al., 96 Civ. 7600 (DC) (S.D.N.Y.) involving Genlyte, including any litigation related thereto and the liabilities and legal fees associated therewith.

          (UU) "MANAGEMENT BOARD" means the management board of the Company, appointed in writing by the Members and established pursuant to Article VII hereof.

          (VV) "MASTER TRANSACTION AGREEMENT" means the Master Transaction Agreement dated April 28, 1998 by and between Thomas and Genlyte.

          (WW) "MEMBERS" means the Initial Members and Persons who have been admitted under Section 3.2.

          (XX) "MEMBER ASSUMED TAX RATE" has the meaning assigned to such term in Section 6.2(a).

          (YY) "MEMBER TAX LIABILITY" has the meaning assigned to such term in Section 6.2(a).

          (ZZ) "NONCOMPETE PERIOD" has the meaning assigned to such term in Article XIII.

          (AAA) "NON-TRANSFERRING MEMBER" has the meaning assigned to such term in Section 10.9(b).

          (BBB)     "OFFER EXERCISE DATE" means the date of the Offer
     Exercise Notice.

          (CCC) "OFFER EXERCISE NOTICE" has the meaning assigned to such term in Section 10.7.

          (DDD)     "OFFER RIGHT" has the meaning assigned to such term in
     Section 10.7.

          (EEE) "PERCENTAGE INTEREST" means, with respect to any Member at any time, the percentage as set forth in Schedule 4.1.

          (FFF) "PERSON" means any individual, partnership, limited liability company, corporation, cooperative, trust, estate or other entity.

          (GGG) "PRELIMINARY FAIR MARKET VALUE" has the meaning assigned to such term in Section 10.9(b).

          (HHH) "PROFITS" and "LOSSES" for any Fiscal Year or other period means an amount equal to the Company's taxable income for United States federal income tax purposes for such year or period determined in accordance with Code section703(a) and the Regulations thereunder with the following adjustments:

               (i) all items of income, gain, loss and deduction of the Company required to be stated separately shall be included in taxable income or loss;

               (ii)      income of the Company exempt from United
          States federal income tax shall be treated as taxable income;

               (iii) expenditures of the Company described in Code section705(a)(2)(B) or treated as such expenditures under Regulation section1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

               (iv) in the event of an adjustment to the value of any asset in accordance with Section 1.1(h)(iii), the amount of such adjustment shall be treated as gain (if an increase) or loss (if a decrease) from the disposition of such asset for the purpose of computing Profits and Losses;

               (v) gain or loss resulting from the disposition of property from which gain or loss is recognized for United States federal income tax purposes shall be determined with reference to the Asset Value of such property;

               (vi) Depreciation shall be determined based upon Asset Value instead of as determined for United States federal income tax purposes; and

               (vii)     items which are specially allocated under
          Section 5.3 of this Agreement shall not be taken into account.

          (III) "PROXY CONTEST" has the meaning assigned to such term in Section 1.1(q)

          (JJJ) "PUT EXERCISE NOTICE" has the meaning assigned to such term in Section 10.4(a).

          (KKK)     "PUT PRICE" has the meaning assigned to such term in
     Section 10.4(b).

          (LLL)     "PUT RIGHT" has the meaning assigned to such term in
     Section 10.4(a).

          (MMM) "REGULATIONS" means the United States federal income tax regulations, including temporary (but not proposed) regulations, promulgated under the Code.

          (NNN) "RELATED PARTY" shall have the meaning assigned to such term in Section 10.1.

          (OOO) "REPRESENTATIVES" means the persons serving on the Management Board.

          (PPP)     "SEC" means the Securities and Exchange Commission.

          (QQQ) "SECURITIES LAWS" has the meaning assigned to such term in Section 14.4.

          (RRR) "SERVICES AGREEMENT" means the Services Agreement by and between the Company and Thomas, in a form mutually acceptable to the parties.

          (SSS)     "TAX BOOK LOSS" means, for any Fiscal Year, the sum of
     (i) the Company's Losses for such Fiscal Year and (ii) the allocations made pursuant to Section 5.3 (other than any allocation made pursuant to Section 5.3(e)) for such Fiscal Year.

          (TTT) "TAX YEAR" means the Company's fiscal year for United States federal income tax purposes and shall be the Fiscal Year.

          (UUU)     "TERRITORY" has the meaning assigned to such term in
     Article XIII.

          (VVV) "THIRD APPRAISER" has the meaning assigned to such term in Section 10.9(c).

          (WWW) "THOMAS" means Thomas Industries Inc., a Delaware corporation, as well as any of Thomas's wholly-owned subsidiaries which may, from time to time, hold a portion of Thomas's Interest.

          (XXX)     "THOMAS CAPITALIZATION AGREEMENT" means the
     Capitalization Agreement dated April 28, 1998 by and between the Company and Thomas.

          (YYY) "THOMAS CONTRIBUTED ASSETS" means the assets contributed by Thomas to the Company pursuant to the Thomas
     Capitalization Agreement.

          (ZZZ) "TRANSFER" means (a) when used as a verb, to give, sell, exchange, assign, transfer, pledge, lease, hypothecate or otherwise dispose of, grant a security interest in or encumber (but shall not include an assignment, pledge or hypothecation of rights to receive distributions pursuant to Article VI or otherwise hereunder), and (b) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation or law or otherwise, including any merger, consolidation or sale or exchange of securities.

          (AAAA) "TRANSFER CLOSING DATE" has the meaning assigned to such term in Section 10.8

          (BBBB) "TRANSFERRING MEMBER" has the meaning assigned to such term in Section 10.9(b).

          (CCCC)    "UNDERSIGNED" has the meaning assigned to such term in
     Article XIV.

          (DDDD) "VALUATION DATE" means the date of the Put Exercise Notice, the Change of Control Date or the Deadlock Date, as the case may be.

          (EEEE) "VOTING SECURITIES" has the meaning assigned to such term in Section 1.1(q).


                                   ARTICLE II

                                    FORMATION

     2.1. Formation and Duration. The Company was formed under the Act effective upon the filing of the Certificate with the Secretary of State of Delaware and shall continue until dissolved pursuant to Article XI. The Members shall, to the extent required by law, and otherwise the Management Board or authorized officers of the Company shall, execute all amendments to the Certificate and do all filing, recording and other acts as may be appropriate under the Act. The Members hereby adopt this Agreement as the limited liability company agreement of the Company.

     2.2. NAME. The name of the Company is GT LIGHTING, LLC To the extent permitted by the Act, the Company may conduct its business under one or more assumed names approved by the Management Board.

     2.3.      PRINCIPAL OFFICE, REGISTERED OFFICE AND REGISTERED AGENT.

     (a) The principal office of the Company shall be located at 4360 Brownsboro Road, Louisville, Kentucky 40232, or at such other place(s) as the Management Board may determine from time to time.

     (b) The location of the registered office and the name of the registered agent of the Company in the state of Delaware shall be as stated in the Certificate, as determined from time to time by the Management Board.

     2.4. PURPOSE OF COMPANY. The purpose of the Company is to engage in the Business, any lawful business, purpose or activity for which limited liability companies may be formed under the Act and any and all activities necessary or incidental to the foregoing.

     2.5. POWERS. The Company shall have all power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including to engage in any kind of activity and to enter into and perform obligations of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company, as long as the activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

     2.6. FISCAL YEAR. The Company's first fiscal year shall begin on the Effective Date and end on December 31, 1998. The Company's subsequent fiscal years shall begin on January 1 and end on December 31 of each succeeding year.

     2.7. QUALIFICATION IN OTHER JURISDICTIONS. The Management Board shall have authority to cause the Company to do business in all jurisdictions in which the Company shall be required to be so qualified.

     2.8. NO STATE-LAW PARTNERSHIP. No provisions of this Agreement shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture, or to constitute any Member or Representative a partner or joint venturer of or with any other Member or Representative, for any purposes other than federal and state tax purposes.

     2.9. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective on the Closing Date (the "EFFECTIVE DATE"). In the event the Closing does not occur and the Master Transaction Agreement terminates in accordance with the terms thereof, this Agreement shall not become effective and shall be null and void and all of the rights and obligations of the parties hereunder shall also terminate and be null and void and of no force and effect simultaneously with the termination of the Master Transaction Agreement.


                                   ARTICLE III

                                     MEMBERS

     3.1. Initial Members. As of the date hereof, there are no Members other than the Initial Members, and no other Person has any right to take part in the ownership of the Company.

     3.2.      ADMISSION OF ADDITIONAL MEMBERS.   Additional Members of the
Company may only be added if the addition of any such proposed additional Member is made pursuant to Article X, or is approved in writing, prior to such admission, by all of the then existing Members, and, in either such case, such proposed additional Member satisfies the requirements of Section 10.2.

     3.3. AGREEMENTS WITH MEMBERS OR AFFILIATES. The Company may, subject to Section 7.5, enter into contracts or other forms of agreement to acquire, sell or otherwise dispose of goods or services with a Member or any Affiliate of a Member. The validity of any transaction, contract, agreement, or payment involving the Company and any Member or Affiliate of any Member otherwise permitted under the terms of this Agreement shall not be affected by reason of
(a) the relationship between the Company and such Member or Affiliate, or (b) the approval of said transaction, contract, agreement, or payment by officers, directors, or employees of such Member or Affiliate or of the Company; provided, however, that the terms of any such transaction, contract or agreement shall be on an arm's length basis.

     3.4. AUTHORITY TO EXECUTE DOCUMENTS TO BE FILED UNDER THE ACT. The Management Board or authorized officers of the Company shall have the power and authority to execute on behalf of the Company any document required or permitted to be filed by the Company with the Secretary of State of Delaware pursuant to the terms of the Act.

     3.5. POWERS OF THE MEMBERS. Except as otherwise provided herein, no Member, acting solely in its capacity as a Member, shall act as an agent of the Company or have any authority to act for the Company.

     3.6. LIABILITY OF MEMBERS. Except as explicitly set forth in any Capitalization Agreement or agreed to in writing by any Member, no Member shall, nor shall any Representative, stockholder, officer, director or employee of any Member, be liable for any debts, liabilities or obligations of the Company under any theory of liability (including indemnification, contribution or subrogation); provided that each Member shall be responsible:

          (a) for the making of any Capital Contribution to the Company required to be made by such Member pursuant to the terms of this Agreement or the Genlyte Capitalization Agreement or Thomas Capitalization Agreement, as the case may be; and

          (b) for the amount of any distribution made to such Member that must be returned to the Company pursuant to the Act.

     3.7. ACTS OF MEMBERS. Subject to Article VII, if, and only if, the Act expressly requires that the Members act, an act of the Members consists of either:

          (a) a vote of the Members holding more than an aggregate of 50% of the Percentage Interests of the Company present at a properly called meeting of the Members when a quorum is present; provided, however, that with respect to the matters set forth in Sections 4.2 and 7.5 and for purposes of determining Asset Value, a majority of the

     Members, each of which will be entitled to one vote, will be required; provided further, however, that this Section 3.7 shall affect Article VII only to the extent that the Act expressly requires that the Members act and that such requirement may not be altered by any agreement by the members of a limited liability company to the contrary; or

          (b)       written action without a meeting, as provided in
     Section 3.14.

     3.8.      SPECIAL MEETINGS.

     (a) A special meeting of the Members may be called for any purpose or purposes at any time by the Management Board, or by the Chairman of the Board and the President.

     (b) For any special meeting of the Members not called by an act of the Management Board, those persons demanding the special meeting must give written notice to the Management Board specifying the purposes of the meeting. Within thirty (30) days after the receipt of a demand under this Section, the Management Board must call a special meeting of the Members. If the Management Board fails to call the special meeting as required by this Section, the person or persons making the demand may, at the expense of the Company, call the meeting by giving the notice described in Section 3.9.

     3.9. NOTICE OF MEETINGS. Written notice of each meeting of the Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, must be given to every Member at least ten
(10) days and not more than sixty (60) days prior to the meeting. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

     3.10.     LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENT.

     (a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location as designated by the Management Board.

     (b) The Chairman of the Board or, in his absence, the President, shall chair each meeting of the Members.

     (c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 3.10(a), to another place. If at the time of adjournment the person chairing the meeting announces the date, time and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

     (d) To the extent permitted by law, a Member participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other will be deemed present in person at the meeting and all acts taken by such Member during his, her or its participation shall be deemed taken at the meeting.

     3.11.     WAIVER OF NOTICE OF MEETING.

     (a) A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver may be made before, at or after the meeting, in writing, orally or by attendance.

     (b) Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

     3.12. PROXIES. A Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with the Chairman of the Board or the President of the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by telecopy or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original. A Member may not grant or appoint an irrevocable proxy.

     3.13. QUORUM. For any meeting of the Members, a quorum consists of a majority of the Percentage Interests or the Members as the case may be.

     3.14. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the Percentage Interests equal to the Percentage Interests or by the necessary number of Members, as the case may be, that would be required to take the same action at a meeting of the Members at which all Members were present. Such written action may specify a prior or subsequent effective date.


                                   ARTICLE IV

                          CAPITALIZATION OF THE COMPANY

     4.1.       Initial Capital Contributions.

     (a) On the Effective Date, Thomas shall contribute to the Company the Thomas Contributed Assets pursuant to the Thomas Capitalization Agreement and Genlyte shall contribute to the Company the Genlyte Contributed Assets pursuant to the Genlyte Capitalization Agreement. The Thomas Contributed Assets and the Genlyte Contributed Assets are hereinafter referred to as the "CONTRIBUTED ASSETS."

     (b) All Capital Contributions of the Members shall be reflected in the books and records of the Company. Any cash Capital Contribution shall be in lawful currency of the United States of America. The Contributed Assets shall be deemed to have the value, in the aggregate, set forth in a Schedule 4.1(a) to be mutually agreed upon in writing by the Members prior to the Effective Date.

     4.2. ADDITIONAL CAPITAL CONTRIBUTIONS. If additional capital is required by the Company and all of the Members agree that additional capital can be contributed by the Members, each Member shall have the right, but not the obligation, to advance as an additional Capital Contribution (the "ADDITIONAL CAPITAL CONTRIBUTION") its proportionate share, based on the Percentage Interest of such Member as of the date of contribution, of the total amount of capital required. If a Member does not contribute to the Company the full amount of its share of the Additional Capital Contribution that the Member is entitled to contribute pursuant to this Section 4.2 (the "DEFICIENCY"), the other Members shall have the right, but not the obligation, to advance, as an Additional Capital Contribution, their proportionate share, based on the contributing Members' Percentage Interests, of the Deficiency. The making of any Additional Capital Contribution by a Member shall not change any Member's Percentage Interest.

     4.3. CAPITAL WITHDRAWAL RIGHTS, INTEREST AND PRIORITY. Except as expressly provided in this Agreement:

          (a) no Member shall be entitled to withdraw or reduce such Member's Capital Contribution or any amount from its Capital Account or to receive any distributions from the Company;

          (b) no Member shall be entitled to demand or receive property other than cash in return for such Member's Capital
     Contribution; and

          (c) no Member shall be entitled to receive or be credited with any interest on the balance of such Member's Capital Contribution or Capital Account at any time.

     4.4.      CAPITAL ACCOUNTS.

     (a) A Capital Account shall be maintained for each Member in accordance with Regulation sectionsection1.704-1(b) and 1.704-2 and to which the following provisions apply to the extent not inconsistent with such Regulation:

          (i) There shall be credited to each Member's Capital Account (A) such Member's Capital Contributions; (B) such Member's distributive share of Profits; (C) any items of income or gain specially allocated to such Member under Section 5.3 of this Agreement; and (D) the amount of any Company liabilities (determined as provided in Code section752(c) and the Regulations thereunder) assumed by such Member or to which property distributed to such Member is subject;

          (ii)      There shall be debited to each Member's Capital Account
     (A) the amount of money and the Asset Value of any property distributed or paid as a redemption to such Member pursuant to this Agreement; (B) such Member's distributive share of Losses; (C) any items of expense or loss which are specially allocated to such Member under Section 5.3 of this Agreement; and (D) the amount of liabilities (determined as provided in Code section752(c) and the Regulations thereunder) of such Member assumed by the Company or to which property contributed to the Company by such Member is subject; and

          (iii) The Capital Account of any Transferee (as defined below) shall include the appropriate portion of the Capital Account of the Member from which the Transferee's Interest was obtained.

     (b) The Members intend that Capital Accounts be maintained in accordance with Regulation sectionsection1.704-1(b) and 1.704-2, and to accomplish that purpose the Members are authorized to modify the manner in which the Capital Accounts are maintained and adjustments thereto are computed, and to make any appropriate adjustments thereto, so that Capital Account balances will be maintained consistent with such Regulation, provided that such modifications and adjustments will not materially affect the amount distributed to any Member upon dissolution of the Company.

     4.5. SECTION 754 ELECTION. In case of a distribution of property made in the manner provided in Section 734 of the Code, or in the case of a Transfer of any interest in the Company permitted by this Agreement made in the manner provided in Section 743 of such Code, the Management Board, on behalf of the Company, may file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Regulations and shall file such an election in a timely manner at the request of any Member affected by the distribution or Transfer.


                                    ARTICLE V

                           PROFIT AND LOSS ALLOCATIONS

     5.1. Profits and Losses. Subject to the special allocation provisions of Sections 5.3, 5.4 and 5.5 of this Agreement, Profits or Losses of the Company for any Tax Year shall be allocated to the Members in accordance with their Percentage Interests.

     5.2.       GENERAL PROVISIONS.

     (a) Except as otherwise provided in this Agreement, the Members' distributive shares of all items of Company income, gain, loss, and deduction for United States federal income tax purposes shall be the same as their distributive shares of Company Profits and Losses.

     (b) To the extent permitted by Regulations section1.704-2(i)(6) and section1.704-2(h), the Members shall endeavor to avoid treating distributions of cash as being from the proceeds of a Nonrecourse Liability (as defined under Regulation section1.704-2 (b)(3)) or a Member Nonrecourse Debt (as determined under Regulation section1.704-2(b)(4)).

     (c) If there is a change in any Member's Percentage Interest during a Tax Year, each Member's distributive share of Profits or Losses or any item thereof for such Tax Year, shall be determined by the proration method prescribed by Code section706(d) or the Regulations thereunder.

     (d) The Members agree to report their shares of income and loss for United States federal income tax purposes in accordance with the provisions of this Article V.

     5.3.       SPECIAL PROVISIONS.

     (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain (as defined in Regulation section1.704-2(d)) during any Tax Year, then each Member shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation section1.704-2(g)(1) and (g)(3) as is necessary to meet the requirements for a minimum gain chargeback as provided in Regulation section1.704-2(f).

     (b)        Member Nonrecourse Debt Minimum Gain Chargeback.
Notwithstanding any other provision of this Article V except Section 5.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulation section1.704-2(i)(5)) attributable to a Member Nonrecourse Debt (as defined in Regulation section1.704-2(b)(4)) during any Tax Year, any Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Regulation section1.704-2(i)(5) shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation section1.704-2(i)(4) as is necessary to meet the requirements for a minimum gain chargeback as is provided in that Regulation.

     (c) Qualified Income Offset. If a Member unexpectedly receives any adjustment, allocation or distribution described in Regulation section1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this subsection (c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.3 of this Agreement tentatively have been made as if this subsection (c) were not in this Agreement.

     (d) Limitation on Losses. Notwithstanding any other provision of this Agreement, Losses allocated to any Member pursuant to this Agreement shall not exceed the maximum amount of Losses that may be allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of the Tax Year for which the allocation is made. Any Loss that cannot be allocated to a Member as a result of the limitation contained in this subsection (d) shall be allocated to the other Members to the extent possible; provided, however, that the Management Board shall have the authority and obligation to specifically allocate items of Company income and gain for subsequent years in an amount and manner sufficient to offset the Loss so allocated to the other Members.

     (e) Code section754 Adjustment. To the extent that an adjustment to the Basis of any asset pursuant to Code section734(b) or Code section743(b) is required to be taken into account in determining Capital Accounts as provided in Regulation sectionl.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Regulation.

     (f) Nonrecourse Deductions. Nonrecourse Deductions (as determined under Regulation section1.704-2(c)) for any Tax Year shall be allocated to the Members in accordance with their Percentage Interests.

     (g) Member Nonrecourse Deductions. Any Member Nonrecourse Deduction (as defined in Regulation sectionl.704-2(i)(2)) shall be allocated pursuant to Regulation section1.704-2(i) to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which it is attributable.

     (h) Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 5.3 are to comply with the provisions of Regulations sectionl.704-1(b) and sectionl.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Members in allocating items of income, gain, loss, or deduction among the Members shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Members shall apply the provisions of this Section 5.3 in whatever order they reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations.

     5.4. CODE section704(C) ALLOCATIONS. Solely for United States federal, state, and local income tax purposes and not with respect to determining any Member's Capital Account, distributive shares of Profits, Losses, other items, or distributions, a Member's distributive share of income, gain, loss, or deduction with respect to any property (other than money) contributed to the Company, or with respect to any property, the Asset Value of which was adjusted as provided in subsection (iii) of the definition of Asset Value shall be determined in accordance with the principles set forth in Regulations under Section 704(c) of the Code and the Regulations thereunder.

     5.5. ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF INTERESTS. For United States federal income tax purposes, any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of any Interest by the Company (the "ISSUANCE ITEMS") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.


                                   ARTICLE VI

                                  DISTRIBUTIONS

     6.1. Distributions. Subject to Sections 6.2 and 7.5, distributions shall be made at such time and in such amounts as determined by the Management Board and shall be made among the Members in cash or other property in proportion to their respective Percentage Interests. Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by the Act.

     6.2. MANDATORY DISTRIBUTIONS. Notwithstanding the above, the Company shall make the following distributions to its Members:

          (a) The Company, upon advice of and review by its independent accountants, shall determine in good faith the projected aggregate Member Tax Liability (as defined below) for each fiscal year or other period computed on a quarterly basis (the "ESTIMATED QUARTERLY LIABILITY"). The Company shall distribute to each of the Members an amount equal to the Estimated Quarterly Liability attributable to such Member's Percentage Interest in the Company not earlier than fourteen (14) days prior nor later than two (2) days prior to the date on which such Member's attributable share of such

     Estimated Quarterly Liability is due and payable. Any shortfall in distributions attributable to a difference between the actual Member Tax Liability and the Estimated Quarterly Liability previously distributed to the Member for a Fiscal Year shall be distributed no later than March 13 of the year following such Fiscal Year. The "MEMBER TAX LIABILITY" with respect to a taxable year means, for each Member, the product of (x) the net income or net loss of the Company, calculated as the items of income (other than tax-exempt income), loss and deduction described in Section 703(a) of the Code allocable to such Member for United States federal income tax purposes for the taxable year, reduced by the sum of net losses or deductions (if any) allocated to such Member by reason of its Percentage Interest in the Company in prior taxable years and which have not previously reduced the net income of the Company allocated to such Member for purposes of calculating the Member Tax Liability, and (y) the Member's Assumed Tax Rate.

          The "MEMBER'S ASSUMED TAX RATE" shall equal:

                                      A + B

     where "A" equals the maximum United States federal income tax rate for taxable income of corporations filing a return under Section 1 of the Code, and "B" equals the weighted average effective state and local tax rate for taxable income of the Members allocated to each Member by reason of their ownership interest in the Company; and

          (b) subject to the provisions of the Act and the terms of the primary credit facility of the Company, distributions (exclusive of the tax distributions set forth in Section 6.2(a)) to each of its Members so that Thomas receives at least an aggregate of $3,000,000 and Genlyte receives at least an aggregate of $6,375,000 per Fiscal Year from the Company beginning in Fiscal Year 1999; provided, however, that prior to any distribution under this Section 6.2(b), the Management Board shall first consult with the Company's tax counsel.


                                   ARTICLE VII

                                   MANAGEMENT

     7.1. Management Board. The Company shall have a Management Board consisting of six (6) Representatives, two (2) of whom shall be appointed by Thomas and four (4) of whom shall be appointed by Genlyte, (each such person being referred to as a "REPRESENTATIVE"). Such Representatives shall collectively be referred to as the "MANAGEMENT BOARD." In the event of the removal, resignation or death of a Representative, the vacancy promptly shall be filled by the Member who appointed the departing Representative. The appointment of each Representative on the Management Board subsequent to the initial Representatives named in Section 7.2 hereof shall be evidenced by an appointment, and acceptance of the appointment, in a writing delivered to the Company by the Member entitled to appoint such Representative. Each Representative will serve on the Management Board at the pleasure of the Member appointing him or her, and may be removed and replaced with a substitute at any time, with or without cause, by such Member. Each Representative shall be an officer, director or high-ranking management employee of the appointing Member.

     7.2. INITIAL MANAGEMENT BOARD. The initial Representatives shall be Timothy C. Brown and another director of Thomas to be appointed by Thomas prior to the Effective Date (appointed by Thomas) and Larry K. Powers, Avrum Drazin, Fred Heller and David Engelman (appointed by Genlyte).

     7.3. AUTHORITY OF THE MANAGEMENT BOARD. (a) Except as otherwise expressly provided in this Article VII, this Agreement and except for situations in which the approval of the Members is expressly required by provisions of the Act, the Management Board shall manage and conduct the business and affairs of the Company and have the exclusive authority (without the need of separate approval of the Members) to make all decisions regarding the management and affairs of the Company and to authorize all things necessary, proper, or desirable to carry out the Business, including the right to make and enter into any contracts, enter into any transactions, and make and obtain any commitments on behalf of the Company to conduct or further the Business.

     (b) Subject to the foregoing, the day to day operation of the Company shall be under the direction of the President, who shall report and be responsible to the Management Board. The Management Board may delegate such of the above functions as it deems appropriate and necessary to conduct the daily operations of the Company. Subject to the provisions of this Agreement, the Management Board may adopt regulations and policies governing the conduct of its duties.

     7.4. ACTION BY THE MANAGEMENT BOARD. Each Representative shall have one vote in Management Board decisions. Action by the Management Board requires either:

          (a) a resolution approved by the affirmative vote of a majority of the Representatives at a meeting of the Representatives, scheduled by a prior act of the Representatives or called upon at least three (3) Business Days' written notice signed by a Representative (subject to a Representative's right to waive notice); or

          (b) a written action, signed by all Representatives (such written action may specify a prior or subsequent effective date).

     7.5. APPROVAL REQUIRED FOR CERTAIN MATTERS. Notwithstanding Section 7.4, the following shall require the approval of at least a majority of the Representatives, including, in all instances, approval by at least one Representative appointed by Thomas:

          (a) removal of Larry K. Powers as President and/or Chief Executive Officer of the Company or selection of a President or Chief Executive Officer of the Company other than Larry K. Powers;

          (b) removal of Timothy C. Brown as Chairman of the Board of the Company;

          (c)       a material change in the nature of the Business;

          (d) except as provided in Sections 10.4, 10.5, 10.6, 10.7, 10.10(c) or 11.2, acquisition of assets or of equity interests by or on behalf of the Company and its subsidiaries individually or, in the case of a series of related transactions, in the aggregate, in excess of $25,000,000;

          (e) except as provided in Sections 10.4, 10.5, 10.6, 10.7, 10.10(c) and 11.2, sale, exchange, assignment, transfer, lease or other disposition of assets of the Company in excess of $25,000,000;

          (f) except as provided in Sections 10.4, 10.5, 10.6 and 10.7, the sale, pledge, lease, encumbrance or granting of a security interest in all or substantially all of the Company's assets unless pursuant to the incurrence of indebtedness for money borrowed for which approval is not required pursuant to Section 7.5(h);

          (g) except as provided in Sections 10.4, 10.5, 10.6, 10.7, 10.10(c) and 11.2, a consolidation or merger of the Company with or into any other Person;

          (h) except as provided in Sections 10.4, 10.5, 10.6, 10.7 and 10.10(c), incurrence of indebtedness for money borrowed (net of cash and cash equivalents) by the Company and its subsidiaries in excess of three times EBITDA for the four (4) calendar quarters immediately preceding the quarter in which the indebtedness is to be incurred;

          (i) any amendment to (i) this Agreement or (ii) the Company's Certificate (unless a Member is required by the Act to file such amendment to correct any false statement in the Certificate or this Agreement and except in connection with any action permitted to be taken by the Company or Genlyte pursuant to Sections 10.4, 10.5, 10.6, 10.7 and 10.10(c));

          (j) any voluntary liquidation, dissolution or termination of the Company pursuant to Article XI below, except as provided in Sections 10.4, 10.5, 10.6, 10.7 or 10.10(c);

          (k) any split, combination, reclassification or, except as otherwise contemplated by this Agreement, redemption of any Interests;

          (l) except as provided in Sections 10.4, 10.5, 10.6, 10.7 and 10.10(c), the admission or removal of any Member and the issuance by the Company of any additional Interests or other equity interests (including any interests convertible into equity interests) of the Company;

          (m) distributions in amounts less than the amounts required by Section 6.2; and

          (n) any transactions between the Company and Genlyte or Thomas or their Affiliates, other than pursuant to the Services Agreement and other than loans by either Member to the Company to the extent permitted by the Company's credit facility and other agreements, the terms of which loans are at least as favorable to the Company as the terms of the Company's then current primary credit facility.

     To the extent required by applicable law, the matters set forth in Sections 7.5, 10.4, 10.5, 10.6, 10.7 and 10.10(c) may also be subject to approval by the stockholders of Thomas and Genlyte.

     7.6. PLACE OF MEETINGS. The Management Board may hold its meetings at the principal business office of the Company or at such other place as it may from time to time determine.

     7.7. SALARY AND EXPENSES. Representatives serving on the Management Board who are not employees or officers of the Company may receive compensation for serving as a Representative as the Management Board may from time to time determine. All Representatives shall be reimbursed for reasonable expenses incurred by them in connection with attendance at the Management Board meetings.

     7.8. REGULAR MEETINGS. Regular meetings of the Management Board shall be held at least quarterly on such dates as established in advance by resolution of the Management Board.

     7.9. SPECIAL MEETINGS. Special meetings of the Management Board may be called by the President, Chairman of the Board or any three (3) Representatives by written notice sent to each Representative in accordance with
Section 15.3. hereof.  Such meeting shall be set for a date no sooner than five
(5) Business Days after the date the notice is sent.

     7.10. ACTION WITHOUT A MEETING. Any action which is required or permitted to be taken at a meeting of the Management Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the Representatives of each Member and filed with the Company.

     7.11. TELEPHONE MEETING. Representatives of the Management Board may participate in a meeting of the Management Board by means of conference telephone call or other similar communication equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting in this manner constitutes presence in person at the meeting.

     7.12. RECORDS OF ACTION. Written records of all action taken by the Management Board, whether at a regular or special meeting or pursuant to written consent in accordance with the provisions of Section 7.10, shall be kept at the principal business office of the Company. Copies of all written approvals of the Members shall also be kept at such office. The Members shall designate the person, who may but need not be a Representative, charged with the maintenance and custody of such records.

     7.13. WAIVER OF NOTICE. Whenever any notice is required by the Act, the Certificate or this Agreement, to be given to any Representative or to any Member, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and delivered to the Company for inclusion in the minutes or filing with the Company's records, shall be deemed equivalent thereto.

     7.14. RELIANCE ON BOOKS. A Representative shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by a professional or expert selected with reasonable care by the Management Board, or in relying in good faith upon other records of the Company.

     7.15. STANDARD OF CARE; LIABILITY. Every Representative shall discharge his or her duties in good faith and in a manner he or she believes to be in the best interests of the Company and in accordance with this Agreement. Subject to Section 7.14, a Representative shall not be liable for any monetary damages to the Company for any breach of such duties except (a) for receipt of a financial benefit to which the Representative is not entitled; (b) voting for or assenting to a distribution to Members in violation of this Agreement or the Act; or (c) a knowing violation of the law. No amendment or repeal of Sections
7.14 or 7.15 shall affect any liability or alleged liability of any Representative for any acts, omissions or conduct that occurred prior to the amendment or repeal.

     7.16. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chairman of the Management Board and shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to the Chairman of the Board by the Management Board.


                                  ARTICLE VIII

                                    OFFICERS

     8.1. Appointment. The Management Board shall, from time to time, appoint one or more individuals to be officers of the Company. The officers of the Company shall include a President, a Chief Financial Officer, a Secretary and a Treasurer. Any officers so appointed shall have such authority and perform such duties as are set forth herein or as the Management Board may, from time to time, delegate to them. The Management Board may also appoint other officers (including one or more Vice Presidents, Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable. Any two or more offices may be held by the same person. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or have been removed, as provided in this Section 8.3.

     8.2. COMPENSATION. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Management Board.

     8.3. RESIGNATIONS. Any officer of the Company may resign at any time by giving written notice of resignation to the Company. The notice shall be sent in accordance with the provisions of Section 15.3, and the resignation of the officer shall take effect on the deemed date of delivery specified in
Section 15.3, or at such later time as shall be specified in such notice, and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     8.4. REMOVAL. Except as set forth in Section 7.5, any officer of the Company may be removed, either with or without cause, at any time, by the Management Board.

     8.5. OFFICERS. The officers of the Company shall have the following duties:

          (a) President. The President, who may also be the chief executive officer of the Company, shall perform all duties incident to the office of President and such other duties as may from time to time be assigned the President by the Management Board.

          (b) Chief Financial Officer. The Chief Financial Officer shall perform all duties incident to the office of the Chief Financial Officer and such other duties as may from time to time be assigned to the Chief Financial Officer by the Management Board or the President.

          (c) Vice President. Each Vice President shall perform all such duties as from time to time may assigned by the Management Board or the President. At the request of the President or in the event of his or her inability as a result of death, disability or removal or refusal to act if required to do so by the Management Board, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Management Board (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

          (d) Treasurer. The Treasurer shall: (i) have charge and custody of, and be responsible for, all the funds and securities of the Company; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Company; (iii) render to the Management Board, whenever the Management Board may require, an account of the financial condition of the Company; and (iv) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Management Board or the President.

          (e) Secretary. The Secretary shall: (i) keep or cause to be kept in one or more books provided for the purpose, minutes of all meetings of the Management Board and the Members; (ii) see that all notices are duly given in accordance with the provisions of this agreement and as required by law; (iii) be custodian of the records of the Company; (iv) see that the required records, books, reports, statements, certificates and other documents and records required by law to be kept and filed, are properly kept and filed; and (v) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Management Board or the President.

          (f) Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Management Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability as a result of death, disability or removal or refusal to act if required to do so by the President, Treasurer or the Management Board, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Management Board or the President.

          (g) Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Management Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability as a result of death, disability or removal or refusal to act if required to do so by the President, Secretary or the Management Board, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Management Board or the President.


                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

     9.1.       Indemnification and Advancement of Expenses.

     (a) The Company shall indemnify and hold harmless, to the fullest extent authorized by law as the same exists, or may hereafter be amended to permit the Company to provide broader indemnification rights, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was a Representative or officer of the Company or officer, employee, representative or agent of the Company serving at the request of the Company as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any Person to the extent that a claim for indemnification arises out of a breach of the standard of care contained in Section 7.15 of this Agreement.

     (b) To the extent that a Representative, officer, employee, representative or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 9.1(a), or in defense of any claim, issue or matter therein, he, she or it shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him, her or it in connection therewith.

     (c) Any indemnification under this Section 9.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Representative, officer, employee, representative or agent is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Section 9.1(a). Such determination shall be made (i) by the Management Board by a majority vote of Representatives who were not parties to such action, suit or proceeding or (ii) if the disinterested Representatives so direct, by independent legal counsel in a written opinion.

     (d) Expenses (including attorneys' fees) incurred by a Representative in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Representative to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company pursuant to this Section 9.1. Such expenses (including attorneys' fees) incurred by other officers, employees, representatives and agents shall be so paid upon such terms and conditions, if any, as the Management Board deems appropriate.

     (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of disinterested Representatives or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (f) For purposes of this Section 9.1, any reference to the "Company" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, employees, representatives or agents, so that any Person who is or was a director, officer, manager, member, employee, representative or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, manager, employee, representative or agent of another entity, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, shall stand in the same position under the provisions of this Section 9.1 with respect to the resulting or surviving entity as he, she or it would have with respect to such constituent entity if its separate existence had continued; provided, however, that nothing contained herein shall require the Company to indemnify any director, officer, manager, member, employee, representative or agent of any Member who is not also a director, officer, manager, member, employee, representative or agent of the Company.

     (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.1 shall continue as to a Person who has ceased to be a Representative, officer, employee, representative or agent and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Person.

     (h) In addition to the foregoing provisions of Article IX, the Company shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorneys' fees) if such person is determined (in the manner provided in Section 9.1(c) hereof), to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company.

     (i) Notwithstanding anything in this Article to the contrary, the Company will not have the obligation of indemnifying any Person with respect to proceedings, claims or actions initiated or brought voluntarily by such Person and not by way of defense.

     9.2. INSURANCE. The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Representative, officer, employee, representative or agent identified in Section 9.1, or is or was serving at the request of the Company as a director, officer, manager, employee, representative or agent of another entity, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against any liability asserted against such Person or incurred by such Person in such a capacity or arising out of the status of such a Person, whether or not the Company would have the power to indemnify such Person against that liability under Section 9.1 or otherwise.

     9.3. LIMIT ON LIABILITY OF MEMBERS. The indemnification set forth in this Article IX shall in no event cause the Members to incur any personal liability beyond their total net Capital Contributions, nor shall it result in any liability of the Members to any third Person.


                                    ARTICLE X

                       TRANSFERS, WITHDRAWALS AND DEADLOCK

     10.1. General Restriction on Transfers and Withdrawals. (a) Except as set forth in Sections 10.4, 10.5, 10.6, 10.7 and 10.10, no Member may Transfer all or any part of this Agreement or such Member's Interest without the written approval of each Non-Transferring Member (as hereinafter defined); provided, however, that a Member may transfer its Interest to its parent, which shall be Thomas or a wholly-owned subsidiary of Thomas, or a wholly-owned subsidiary (collectively, "RELATED PARTY") existing as of the date hereof. No Member may resign or withdraw from the Company except as provided in this Article X, without the approval of the Non-Transferring Member.

     (b) Subject to the Member's rights under Sections 10.4, 10.5, 10.6, 10.7 and 10.10, no transfer which would result in a termination of the Company under
Section 708(b)(1)(B) of the Code shall be effective unless and until approved by the Non-Transferring Members.

     (c) Any purported Transfer of all or any part of this Agreement or an Interest in violation of the terms of this Agreement shall be null and void and of no effect. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any transferee Member desiring to make a further Transfer shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make any Transfer.

     10.2.     ASSIGNEES AND SUBSTITUTE MEMBERS.

     (a) Unless and until admitted as a substitute Member as provided below, a permitted Transferee of a Member's Interest in whole or in part shall be an assignee with respect to such Interest or portion thereof and shall not be entitled to participate in the management of the Business and affairs of the Company or to become or to exercise the rights of a Member, including the right to vote, the right to appoint Representatives, the right to require any information or accounting of the Business or the right to inspect the Company's books and records or its facilities. Such Transferee shall only be entitled to receive, to the extent of the Interest Transferred to such Transferee, the share of distributions, including distributions representing the return of Capital Contributions, to which the Transferor would otherwise be entitled with respect to the Transferred Interest or portion thereof.

     (b) No Transferee of all or part of a Member's Interest shall become a substitute Member unless and until:

          (i) such Transferee has executed an instrument accepting and adopting the terms and provisions of the Certificate, this Agreement and any other documents or agreements executed in connection herewith; and

          (ii) subject to Section 10.5, except in respect of a Transfer from a Member to a Related Party of such Member, each non-Transferring Member shall have consented in writing to such Transferee becoming a substitute Member, which consent shall not be unreasonably withheld if the conditions set forth in Section 10.2(b)(i) above are satisfied.

     (c) Upon satisfaction of all the foregoing conditions with respect to a particular Transferee, the Management Board shall cause the books and records of the Company to reflect the admission of the Transferee as a substitute Member to the extent of the Interest or portion thereof held by the Transferee.

     10.3. EFFECT OF ADMISSION AS A SUBSTITUTE MEMBER. A Transferee who has become a substitute Member has, to the extent of the Interest Transferred to such substitute Member, all the right, power and benefit and is subject to all the restrictions and liabilities of a Member under the Certificate, this Agreement and the Act. Upon admission of a Transferee as a substitute Member, the Transferor of the Interest so acquired by the substitute Member shall cease to be a Member to the extent of such Transferred Interest. A Person shall not cease to be a Member upon assignment of all such Member's Interest unless and until the Transferee becomes a substitute Member pursuant to Section 10.2.

     10.4.     PUT RIGHT.

     (a) At any time on or after January 31, 2002, Thomas shall have the right (a "PUT RIGHT"), but not the obligation, to require the Company to purchase all, but not less than all, of Thomas's Interest at the applicable Put Price (as hereinafter defined). Thomas shall exercise the Put Right, if at all, by giving written notice of exercise (a "PUT EXERCISE NOTICE") to the Company and the other Members.

     (b) The purchase price (the "PUT PRICE") applicable to any purchase of any Member's Interest shall be equal to the Appraised Value of such Interest as determined pursuant to Section 10.9.

     (c) If the Company cannot secure the necessary financing or consents with respect to Thomas's exercise of its rights pursuant to Section 10.4(a), Thomas shall have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Company or the Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Company or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

     (d) Notwithstanding the foregoing, at any time after receipt of the Put Exercise Notice, Genlyte shall have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Company or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Company or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

     10.5.     CHANGE OF CONTROL.

     (a) In the event of a Change of Control of Thomas, the Company shall have the right, but not the obligation, to purchase Thomas's Interest at the Appraised Value. Such right shall be exercised by giving notice to Thomas within 90 days of the effective date of the Change of Control.

     (b) In the event of a Change of Control of Genlyte, Thomas shall have the right, but not the obligation, to sell its Interest to the Company at the Appraised Value. Such right shall be exercised by giving notice to the Company within 90 days of the effective date of the Change of Control.

     (c) Notwithstanding the foregoing, if the Company cannot secure the necessary financing or consents or chooses not to exercise its rights pursuant to Section 10.5(a), Genlyte shall have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Company or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Company or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

     (d) If the Company cannot secure the necessary financing or consents with respect to Thomas's exercise of its rights pursuant to Section 10.5(b), Thomas shall have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Company or Business to be sold by giving notice to the Management Board and the Management Board shall proceed to sell the entire Company or Business as soon as reasonably practicable; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

     10.6.     DEADLOCK.

     (a) In the event of a Deadlock (as hereinafter defined), Thomas may exercise its Put Right in accordance with Section 10.4 or Genlyte shall have the right, in its sole discretion and without the need of approval of any other Member or Representative or of any further action, to cause the entire Company or Business to be sold; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board.

     (b) A "DEADLOCK" shall be deemed to exist on or after the date specified in Section 10.4(a) if: (i) the Management Board fails to agree in accordance with Section 7.5 upon any action, or with respect to any matter, set forth in Section 7.5; and (ii) such disagreement continues for 90 days (the "DEADLOCK DATE"); provided, however, that during the 90-day period, negotiations are conducted to resolve such disagreement pursuant to Section 15.14.

     10.7. OFFER RIGHT. On or after the later to occur of (i) the final settlement or disposition of the Litigation or (ii) January 31, 2002, either Member shall have the right but not the obligation, to offer to buy the other Member's interest (an "OFFER RIGHT"). A Member shall exercise its Offer Right, if at all, by giving written notice of exercise (an "OFFER EXERCISE NOTICE") to the Company and the other Members. The Members shall negotiate in good faith the terms of the transaction for a period of 60 days following the date of the Offer Exercise Notice. If the Members cannot agree on the terms within the 60 day period or on extending the 60 day period, then the Management Board shall cause the entire Company or Business to be sold to the highest bidder; provided, however, that a fairness opinion as to such transaction from a recognized investment banking firm is delivered to the Management Board. Either Member may participate in the bidding for the purchase of the entire Company or Business pursuant to this Section 10.7.

     10.8. CLOSING. The closing of any purchase of a Member's Interest or the sale of the Company or the Business, as the case may be, pursuant to Sections 10.4, 10.5, 10.6 and 10.7 shall take place on a date agreed upon by the Company or the Non-Transferring Member, as the case may be, and the Transferring Member, but in no event later than seven (7) months after the date of the Put Exercise Notice, the Change of Control Date, the Deadlock Date or the Offer Exercise Date (together with the 60 days plus any extension pursuant to Section 10.7), as the case may be (the "TRANSFER CLOSING DATE"); provided, however, that Genlyte shall have the one-time right to delay the closing for up to six (6) months from the anticipated Transfer Closing Date. In addition, Thomas shall have the one-time right to delay the closing with respect to the exercise of an Offer Right for up to six (6) months from the Transfer Closing Date. The time and place of closing shall be agreed upon by the Company and the Transferring Member. At the closing, the Company shall make payment of the Appraised Value by wire transfer of immediately available funds to a bank account designated by the Transferring Member. Such payment shall be in complete satisfaction of the Transferring Member's Interest. Also, at the closing, the Transferring Member shall deliver to the Company such documentation as the Company shall reasonably request evidencing the Transfer to the Company of the Interest so Transferred, free of any lien, claim or encumbrance.

     10.9.     APPRAISED VALUE.

     (a) As used herein, "APPRAISED VALUE" means an amount equal to the Fair Market Value of the Company (determined as set forth below) multiplied by the Percentage Interest, or portion thereof, that is being put or Transferred, as the case may be. For purposes of determining Appraised Value, "FAIR MARKET VALUE" of the Company means the value of the total Interests in the Company computed as a going concern, including the control premium. The amount of the Fair Market Value of the Company finally determined in the manner described below shall be binding and conclusive on all Members and the Company.

     (b) The Member Transferring its Interest (the "TRANSFERRING MEMBER") and the Member(s) not Transferring its Interest (collectively, the "NON-

TRANSFERRING MEMBER ") shall each designate an appraiser (which shall be a recognized investment banking firm) for the purpose of determining the Fair Market Value of the Company in accordance with the methodology set forth herein within ten (10) Business Days of the date of the Put Exercise Notice, the Change of Control Date or the Deadlock Date, as the case may be. Each such appraiser (an "INITIAL APPRAISER") shall, as of the Valuation Date, set forth its preliminary determination of the Fair Market Value of the Company (the "PRELIMINARY FAIR MARKET VALUE") in writing (together with reasonable detail showing the method of calculation thereof) and shall deliver a copy of such written determination (an "APPRAISER'S REPORT") to each of the Company, the Transferring Member and the Non-Transferring Member, not later than the 30th day following its retention.

     (c) The two Initial Appraisers, if they cannot agree on the Fair Market Value, shall mutually designate a third appraiser (the "THIRD APPRAISER"), which shall be a recognized independent investment banking firm, to make its own independent determination of the Preliminary Fair Market Value in accordance with the same methodology as set forth above.

     (d) The Third Appraiser shall use its best efforts to complete its determination as soon as practicable, and in any event within thirty (30) days of its retention. The determination by the Third Appraiser of the Preliminary Fair Market Value shall be set forth in an Appraiser's Report delivered to the Company, the Transferring Member and the Non-Transferring Member promptly after the preparation thereof.

     (e) In the event that the determination by the Third Appraiser of the Preliminary Fair Market Value falls between the determinations by the two Initial Appraisers, then the determination of the Third Appraiser shall constitute the Fair Market Value of the Company for purposes of this Section.
In the event, however, that the determination by the Third Appraiser is higher than the highest determination of the two Initial Appraisers or is lower than the lowest of such determinations, then the determination by the particular Initial Appraiser that is closest in value to the determination by the Third Appraiser shall be deemed to constitute the Fair Market Value of the Company for purposes of this Section.

     (f) Promptly upon final determination of the Fair Market Value of the Company, the Company shall calculate the Appraised Value and give notice thereof to the Transferring Member and the Non-Transferring Member. The Transferring Member shall be responsible for the costs and expenses of the Initial Appraiser selected by it, and the Non-Transferring Member shall be responsible for the costs and expenses of the Initial Appraiser selected by the Non-Transferring Member. The costs and expenses of the Third Appraiser, if any, shall be paid by the Member whose Initial Appraiser's Appraised Value is farthest from the Appraised Value determined by the Third Appraiser

     10.10.    ASSIGNABILITY AND FINANCING.

     (a) Notwithstanding anything contained herein to the contrary, the Company's obligations under Sections 10.4, 10.5 and 10.6 shall be nonrecourse to the Members and may be assigned by the Company to any third Person approved by the Representatives of the Non-Transferring Members, provided, that no such assignment shall be deemed to release the Company from any liability or obligation hereunder, and, provided, further, that the admission of such third Person as a Member is subject to the unanimous approval of all Non-Transferring Members pursuant to Section 10.2 unless otherwise provided in this Section 10.10.

     (b) Genlyte shall have the right, in its sole discretion and without the need of approval of any other Member, Representative or of any further action, to cause the Company to assign the rights to purchase Thomas's Interest, pursuant to Sections 10.4, 10.5 and 10.6 to Genlyte; provided, however, that no such assignment shall be deemed to release the Company from any liability or obligation hereunder.

     (c) Notwithstanding Section 7.5 or Section 10.10(a), Genlyte shall have the right, in its sole discretion and without the need of approval of any other Member, Representative or of any further action, to cause the Company to incur indebtedness, to admit a new Member(s) to merge or consolidate the Company, or to undertake an initial public offering (including taking corporate action for the purpose of converting the Company to a corporation), to finance or effect financing of the payment of the Appraised Value and to satisfy any obligation or the exercise of any right of the Company and/or Genlyte pursuant to this Article X. The incurrence of indebtedness, the admission of a new Member(s) and the completion of an initial public offering shall take place simultaneously with the closing of any purchase of a Member's Interest or the sale of the Company or the Business, as the case may be, pursuant to this
Article X to the extent practicable (without in any way limiting Thomas' rights to be paid in accordance with Article X). In the event the Company is converted to a corporation in contemplation of an initial public offering pursuant to
Section 10.10(c) and such initial public offering is not completed, Thomas will still be entitled to be paid in accordance with the terms of this Article X.

     (d) Each of the Members agrees to take all reasonably required actions and to cause the Company to take all actions reasonably necessary to convert the form of the Company to a corporation upon or prior to the initial public offering of equity interests of the Company, if any, pursuant hereto.

     (e) Notwithstanding Section 7.5 hereof, actions to be taken by the Company pursuant to Sections 10.4, 10.5, 10.6 or 10.10 shall be determined by the Management Board in accordance with the requirements of Section 7.4.

     10.11. LIMITED APPLICABILITY. Notwithstanding anything contained herein to the contrary, the provisions contained in Sections 10.4, 10.5, 10.6 and 10.7, inclusive, above are applicable only with respect to Thomas or Genlyte, and are not exercisable by any subsequent Transferee who is not a wholly-owned subsidiary of Thomas or Genlyte, as the case may be.


                                   ARTICLE XI

                           DISSOLUTION AND TERMINATION

     11.1. Term; Events Causing Dissolution. The Company shall continue in existence until it is dissolved upon the occurrence of any of the following events:

          (a)       the unanimous written consent of the Members;

          (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

          (c)       the termination of the Master Transaction Agreement; or

          (d)       without limiting Thomas's rights to be paid under
     Section 10.4, 10.5, 10.6, 10.7, and 10.10(c), a merger of the Company in which the Company is not the surviving entity or for the purpose of converting the Company to a corporation in connection with an initial public offering pursuant to Section 10.10(c);

          (e) the bankruptcy, assignment for the benefit of creditors or the dissolution or liquidation of any Member.

     11.2.     DISTRIBUTIONS UPON DISSOLUTION.

     (a) Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 11.1 hereof, the Management Board in accordance with Section 7.4, or if the Members so agree, a liquidating trustee, shall wind up the affairs of the Company and discharge all of its debts as follows:

          (i) First, to the payment of debts and liabilities of the Company in the order of priority as provided by law (including any loans or advances that may have been made by any of the Members to the Company and any unpaid fees for services) and the expenses of liquidation.

          (ii) Second, to the establishment of any reserve which the Management Board may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Company. Such reserve may be paid over by the Company to an escrow agent selected by the Company to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Management Board, for distribution of the balance, in the manner provided in this Article XI; and

          (iii) Finally, the remaining balance of the liquidation proceeds, if any, to the Members, in accordance with their respective positive Capital Account balances.

     (b) A Member shall not have any obligation to contribute any amount to the Company in the event of a negative balance in its Capital Account. Any distribution to a Member under this Article XI shall be made by the end of the taxable year of the "liquidation" of the Company or, if later, within 90 days of such "liquidation," as such term is defined by Treasury Regulations section1.704-1(b)(2)(ii)(g), except as otherwise permitted by Treasury Regulations section1.704-1(b)(2)(ii)(b). The distribution of cash or property to a Member in accordance with the provisions of this Section 11.2 shall constitute a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Interest and all the Company's property.

     (c) To the extent the Company assets cannot be sold or in the event the Members otherwise agree, such unsold assets shall be distributed in kind to the Members, in accordance with Article VI, including any value attributed to goodwill. In determining whether the Company assets should be sold or distributed in kind, the Members shall each act reasonably and in good faith with respect to any proposal from the other Member and the approval requirements of Section 7.4 shall govern.

     (d) If any Company assets are to be distributed in kind to the Members, the liquidator shall obtain an independent appraisal of the fair market value of such assets, net of liabilities, at a date reasonably close to the date of liquidation and shall adjust the Members' Capital Accounts for any unrealized gain or loss in the same manner as such Capital Accounts would be adjusted under
Article V upon an actual sale of such assets at such appraised value. The assets shall be distributed in kind to the Members in accordance with Section
11.2. The Capital Account of each Member shall be debited by the appraised value of the net assets distributed to it. All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company shall have committed to pay prior to the date of termination.

     11.3. CERTIFICATE OF CANCELLATION. When all of the remaining property and assets of the Company have been distributed, the Certificate shall be cancelled by filing a certificate of cancellation with the Secretary of State of Delaware.


                                   ARTICLE XII

                          ACCOUNTING AND BANK ACCOUNTS

     12.1.      Books and Records.

     (a) The books and records of the Company shall be maintained at its principal place of business.

     (b)       The Company shall keep the following books and records:

          (i) a current list of Members setting forth the full name and last known mailing address of each Member;

          (ii) a copy of the Certificate and all amendments thereto together with executed copies of any powers of attorney pursuant to which any of the foregoing were executed;

          (iii) copies of the Company's federal, state, local and foreign income tax returns and reports, if any, for the six (6) most recent years or, if such returns and reports were not prepared for any reason, copies of the information and records provided to, or which should have been provided to, the Members to enable them to prepare their federal, state, local and foreign tax returns for such period;

          (iv) copies of this Agreement and all amendments thereto, and copies of any other written agreements among the Members or between any Member and the Company;

          (v) copies of any financial statements of the Company for the five (5) most recent years;

          (vi) copies of any written promise by a Member to make a contribution to the Company; and

          (vii) copies of any other instruments or documents reflecting matters required to be in writing pursuant to this Agreement, the Act or at the direction of the Management Board.

     12.2. FINANCIAL REPORTS. No later than sixty (60) days after the end of each Fiscal Year of the Company, the Company shall prepare and deliver to each Member audited financial statements of the Company audited by the Company's independent auditors. No later than twenty (20) days after the end of each fiscal quarter of the Company, the Company shall prepare and deliver to each Member unaudited financial statements of the Company for such fiscal quarter.
In addition, Genlyte shall deliver to Thomas and Thomas shall deliver to Genlyte copies of all filings made by each of them with the SEC.

     12.3. TAX RETURNS AND ELECTIONS. The Company shall prepare and timely file all federal, state, local and foreign income tax returns or other returns or statements required by applicable law and shall timely provide the Members with all information related to the Company needed by the Members to timely prepare and file all federal, state, local and foreign income tax returns or other returns or statements required by applicable law. All costs associated with the preparation and filing of the Company's returns and statements and the provision of such information shall be borne by the Company. The Company shall claim all deductions and make such elections for federal or state income tax purposes which the Management Board reasonably believes will produce the most favorable tax results for the Members. The Company shall consult with the Members with respect to deductions and tax elections which may have a material impact on a Member's tax position before taking such deductions or making such elections. Genlyte shall act as the "TAX MATTERS PARTNER" of the Company pursuant to Section 6231(a)(7) of the Code; provided, that its actions as the tax matters partner shall be subject to review and approval of the Management Board. The Company shall indemnify Genlyte and its appointed Representatives against all liabilities and expenses in its capacity as "tax matters partner" to the fullest extent, but subject to the terms and conditions set forth in Article IX, as though Genlyte and such Representatives were entitled to indemnification thereunder.

     12.4. BANK ACCOUNTS. All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Management Board and in the Company's name. Withdrawals therefrom shall be made only by persons authorized to do so by the Management Board.

     12.5. RIGHT OF INSPECTION. On written request stating the purpose, but in no event more than two times per year, a Member may audit, examine and copy in person, at any reasonable time, for any proper purpose reasonably related to such Member's Interest, and at the Member's expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Company as is just and reasonable for the Member to audit, examine and copy. The right set forth in this Section 12.5 may be exercised through any agent or employee of such Member designated by it.

     12.6. FINANCIAL ACCOUNTING. The provisions of this Agreement are not intended to affect financial accounting for the Company. The Company shall prepare its financial statements in accordance with United States generally accepted accounting principles consistently applied.

     12.7. LIFO. The Company shall adopt the federal income tax accounting methodology directed by Thomas for the inventories received by the Company from Thomas and its wholly-owned subsidiaries. In the case of inventories to be accounted for on the last-in-first-out ("LIFO") method, the Company shall take all reasonable measures to ensure the continued use of the LIFO method and avoid the liquidation of LIFO reserves. Thomas shall (i), at its cost, be responsible for the conduct of any income tax or financial reporting examination of such LIFO methodology and any related issues and (ii) control any settlement or litigation and bear any and all costs and expenses of such litigation or settlement and of any proposed adjustments to the taxable income of the Company with respect to such LIFO inventory, including adjustments which are the result of settlement or litigation.


                                  ARTICLE XIII

                            COVENANTS NOT TO COMPETE

           Thomas and Genlyte each agree that during the Noncompete Period (as hereinafter defined), they shall not, directly or indirectly, by or for themselves or as the agent of another, or through others as their agent:

          (a) manufacture, promote, sell or distribute anywhere in the world (the "TERRITORY"), products or processes, which are similar to or in competition with those of the Business;

          (b) own, manage, operate, be compensated by, participate in, have any right to or interest in any other business directly or indirectly engaged in the production, sale or distribution of products competitive with those of the Business anywhere in the Territory; or

          (c) except as may be required by law, divulge, communicate, use or disclose any confidential proprietary information concerning the Company or the Business.

     "NONCOMPETE PERIOD" means the period from the Effective Date until the earlier to occur of the following: (i) the dissolution of the Company pursuant to Article XI or (ii) the date a Member ceases to be a Member.

     If, in any judicial proceeding, the duration or scope of the covenants and agreements contained in this Article XIII shall be adjudicated to be invalid or unenforceable, the parties agree that those covenants and agreements shall be deemed amended to reduce such duration or scope to the extent necessary to permit enforcement of such covenants or agreements, such amendment to apply only with respect to the operation of such covenants and agreements in the particular jurisdiction(s) in which such adjudication is made. Genlyte and Thomas each further acknowledge and agree that money damages would constitute an inadequate remedy in the event of a breach of this Article XIII and that in addition to any other remedies which may be available, the obligations of Genlyte and Thomas under this Article XIII shall be specifically enforceable.

                                   ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES

     Each of the parties, severally and not jointly, represents, warrants and covenants to the other parties to this Agreement (for purposes of this Article, the "UNDERSIGNED") as of the date hereof and as of the Effective Date. The representations and warranties set forth below shall survive the Effective Date.

     14.1. AUTHORITY. The Undersigned has full capacity right, corporate power and authority, without the consent of any other Person, to execute and deliver this Agreement and any other agreement to which it is a party, and to carry out the transactions contemplated hereby and thereby. Except with respect to the approval of the stockholders of the Undersigned, all corporate proceedings required to be taken by such to party to authorize the execution, delivery and performance of this Agreement and such other agreements and all of the transactions contemplated hereby and thereby have been duly and properly taken.

     14.2. VALIDITY. This Agreement and any agreement executed in connection herewith to which the Undersigned is a party have been duly executed and delivered and constitute lawful, valid and legally binding obligations of such party, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of such party and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the Certificate of Incorporation or By-laws of such party, (b) any Contract (as defined in the Capitalization Agreements), (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to the Undersigned.

     14.3. DUE ORGANIZATION. The Undersigned is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority and all requisite rights, permits and franchises to own, lease and operate its assets and to carry on the business in which it is engaged.

     14.4. SECURITIES LAW MATTERS. With respect to the Interests acquired by the Undersigned:

          (a) The Undersigned has had access to such information concerning the Contributed Assets and the liabilities to be assumed by the Company pursuant to the Capitalization Agreements and such information has been sufficient to enable the Undersigned to make an informed investment judgment with respect to the Undersigned's purchase of the Interests;

          (b) The Undersigned understands (i) that the Interests evidenced by this Agreement have not been registered under the Securities Act of 1933, the Delaware Securities Act or any other state securities laws (collectively, the "SECURITIES LAWS") because the Company is issuing these Interests in reliance upon the exemptions from the registration requirements of the Securities Laws providing for issuance of securities not involving a public offering, (ii) that the Company has relied upon the fact that the Interests are not to be held by either Member with a view to the resale or distribution thereof, and (iii) that exemption from registration under the Securities Laws would not be available if the Interests were acquired by a Member with a view to distribution;

          (c) The Undersigned is acquiring its Interest solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions, which are (i) explicitly permitted or contemplated under the terms of this Agreement, as well as (ii) effected in compliance with the Securities Laws or unless the holder of Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under the Securities Laws is not required in connection with such transfer, offer or sale; and

          (d) The Undersigned understands that the Company is under no obligation to register the Interests or to assist the Undersigned in complying with any exemption from registration under the Securities Laws if the Undersigned should at a later date, wish to dispose of the Interest. Furthermore, the Undersigned realizes that the Interests are unlikely to qualify for disposition under Rule 144 promulgated under the Securities Act of 1933, as amended, unless the Undersigned is not an "affiliate" of the Company and the Interest has been beneficially owned and fully paid for by the Undersigned for at least two years.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1. TITLE TO ASSETS. Title to the Contributed Assets and all other assets acquired by the Company shall be held in the name of the Company or its subsidiaries. No Member shall individually have any ownership interest or rights in the assets of the Company, except indirectly by virtue of such Member's ownership of an Interest. No Member shall have any right to seek or obtain a partition of any of the assets of the Company. No Member shall have the right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

     15.2.     AMENDMENTS AND WAIVER.

     (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     15.3. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

          (a)       If to Genlyte:

                    The Genlyte Group Incorporated
                    2345 Vauxhall Road
                    P.O. Box 3148
                    Union, NJ  07083-1948
                    Attention:  Larry K. Powers
                    Telecopy No.:  (908) 810-4535

               With a copy to:

                    McCarter & English, LLP
                    Four Gateway Center
                    100 Mulberry Street
                    Newark, New Jersey
                    Attention:  Bart J. Colli, Esq.
                    Telecopy No.:  (973) 624-7070

          (b)       If to the Thomas:

                    Thomas Industries Inc.
                    4360 Brownsboro Road
                    Louisville, Kentucky  40232
                    Attention:  Timothy C. Brown
                    Telecopy No.:  (502) 895-6618

               With a copy to:

                    McDermott, Will & Emery
                    227 West Monroe Street
                    Suite 4400
                    Chicago, Illinois  60606-5096
                    Attention:  Michael R. Fayhee, P.C.
                    Telecopy No.:  (312) 984-7700

          (c)       If to the Company:

                    GT Lighting LLC
                    4360 Brownsboro Road
                    Louisville, Kentucky  40232
                    Attention: Larry K. Powers and Timothy C. Brown Telecopy No.: (502) 895-6618

               With copies to:

                    McDermott, Will & Emery
                    227 West Monroe Street
                    Suite 4400
                    Chicago, Illinois  60606-5096
                    Attention:  Michael R. Fayhee, P.C.
                    Telecopy No.:  (312) 984-7700

                              and

                    McCarter & English, LLP
                    Four Gateway Center
                    100 Mulberry Street
                    Newark, New Jersey
                    Attention:  Bart J. Colli, Esq.
                    Telecopy No.:  (973) 624-7070

Any party may change its address for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     15.4. EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby. Except as otherwise expressly provided herein, the Company shall not bear any of such expense. The provisions of this
Section 15.4 shall survive any termination of this Agreement.

     15.5. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.6. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be given meaning and do not form a part of this Agreement.

     15.7. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, including
Section 10.10 hereof, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party and any attempted assignment, without such consents, shall be null and void. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

     15.8. ENTIRE TRANSACTION. This Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof. All schedules and exhibits hereto are hereby incorporated by reference and made a part of this Agreement.

     15.9. OTHER RULES OF CONSTRUCTION. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "OR" is not exclusive. The word "INCLUDING" shall mean including, without limitation. The term "ORDINARY COURSE" means the ordinary course of the Business consistent with the past practice of the Business. References to the terms "CONTRACTS" or "AGREEMENTS" shall each be deemed to include the other and shall include understandings and arrangements of all types, whether written or oral, and all amendments thereto. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.10. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     15.11. NATURE OF INTEREST IN THE COMPANY. A Member's Interest shall be personal property for all purposes.

     15.12. GOVERNING LAW. This Agreement shall be construed according to and governed by the laws of the state of Delaware, without giving effect to the conflict of laws principles thereof.

     15.13. POWER OF ATTORNEY. The Members, by their execution hereof, hereby make, constitute and appoint the President of the Company or his designee as their true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in his name, place and stead to make, execute, sign, acknowledge, swear to, record and file: (a) the Certificate of Formation of the Company and all further amendments thereto required by law or the provisions of this Agreement; (b) all certificates and other instruments deemed advisable by the Management Board and required to carry out the provisions of this Agreement and applicable law or to permit the Company to become, qualify, be authorized or licensed or to continue as a limited liability company in any jurisdiction where the Company may be or expects to be doing business; (c) all conveyances and other instruments or papers deemed advisable by the Management Board to effect the dissolution and termination of the Company; (d) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; and (e) all other instruments or papers deemed advisable by the Management Board which may be required by law to be filed on behalf of the Company. The Members hereby ratify and approve all such actions that may have been taken prior to the date hereof by such persons pursuant to this Section 15.13.

     15.14. NEGOTIATION BETWEEN SENIOR EXECUTIVES. (a) If any dispute, controversy or claim arises out of or is related to this Agreement (except for determinations of the Appraised Value by appraisers under Section 10.9) or any other agreements executed in connection herewith (a "DISPUTE"), the parties shall attempt to resolve the Dispute promptly by negotiations between senior executives who have authority to settle the controversy. Either Member may give the other Member written notice of any Dispute not resolved in the normal course of business. Within thirty (30) days after delivery of said notice, senior executives of both Members shall meet at a mutually acceptable time and place, to exchange relevant information and to attempt to resolve the Dispute. The senior executives shall continue to meet either until agreement is reached or until an impasse is declared by either party.

     (b) If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 15.14 are confidential and shall be treated as compromise and settlement negotiations for purposes of all rules of evidence.

     15.15. STOCK OPTIONS . The Management Board, on an annual basis, shall recommend to Thomas and Genlyte the aggregate amount of non-qualified stock options that the Management Board would like Thomas and Genlyte to issue to Company employees based on the value of the non-qualified stock options of each of Thomas and Genlyte, the intention being that Thomas and Genlyte will issue non-qualified stock options to Company employees based on their Percentage Interests or such other arrangements as the parties may agree. In no event, however, shall Thomas or Genlyte be obligated to grant the amount of non-qualified stock options recommended by the Management Board.

     15.16. EFFECT OF INCONSISTENCIES WITH THE ACT. Without limitation of any of the parties' rights under the Capitalization Agreements and the Collateral Agreements (as defined therein), it is the express intention of the Members and the Company that this Agreement shall be the sole source of agreement among them as to the matters covered hereby, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members and the Company hereby agree that the duties and obligations imposed on the Members of the Company as such shall be those set forth in this Agreement and the Capitalization Agreements and the Collateral Agreements (as defined therein), which are intended to govern the relationship among the Company and the Members notwithstanding any provision of the Act or common law to the contrary.

     15.17. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     15.18. AUTHORSHIP. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

     15.19. THOMAS AND AFFILIATES. For purposes of this Agreement, the term "Thomas" shall refer to Thomas together with its wholly-owned subsidiaries, if any, that own Interests in the Company and the terms and conditions of this Agreement shall be binding on Thomas and its wholly-owned subsidiaries and Thomas shall cause such wholly-owned subsidiaries to comply with the terms and conditions of this Agreement to the same extent as they apply to Thomas.

                             *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              THOMAS INDUSTRIES INC.


                              By:
                              Its:


                              THE GENLYTE GROUP INCORPORATED


                              By:
                              Its:


                              GT LIGHTING, LLC


                              By:
                              Its:

                                                                    SCHEDULE 4.1





MEMBER                                               PERCENTAGE INTEREST

Thomas Industries Inc. and its wholly-owned subsidiaries      32%

The Genlyte Group Incorporated                                68

                                                             100%